                                    THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                           SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                                         DECEMBER 31, 1998
----------------------------------------------------------------------------------------------------------------------------

                                              INITIAL COSTS TO THE PARTNERSHIP
                                ---------------------------------------------------------------
                                                                                                           COSTS
                                                                                                        CAPITALIZED
                                                                                   BUILDING &           SUSEQUENT TO
 DESCRIPTION                    ENCUMBRANCES                 LAND                 IMPROVEMENTS           ACQUISITION
 -----------                    ------------               --------               -------------         ------------
Properties:

Office Building
Lisle, IL                            None                  1,780,000               15,743,881             4,110,826

Garden Apartments
Atlanta, GA                          None                  3,631,212               11,168,904               801,379 (b)

Warehouse
Pomona, CA                           None                  3,412,636               19,091,210             1,133,203

Retail Shopping Center
Roswell, GA                          None                  9,454,622               21,513,677             1,304,328

Office Building
Morristown, NJ                       None                  2,868,660               12,958,451             3,582,379

Office/Warehouse
Bolingbrook, IL                      None                  1,373,199                7,302,518               272,311

Garden Apartments
Farmington Hills, MI                 None                  1,550,000               11,744,571               347,400

Garden Apartments
Raleigh, NC                          None                  1,623,146               14,135,553                63,983

Office Building
Nashville, TN                        None                  1,797,000                6,588,451                62,575

Office Park
Oakbrook Terrace, IL                 None                  1,313,310               11,316,883               315,173

Office Building
Beaverton, OR                        None                    816,415                9,897,307                14,896

Industrial Building
Salt Lake City, UT                   None                    582,457                4,805,676                     0

Industrial Building
Aurora, CO                           None                  1,338,175                7,202,411                     0

Office Complex
Brentwood, TN                        None                  2,425,000                7,063,755                     0

                                                     -------------------     --------------------    ----------------
                                                          33,965,832              160,533,248            12,008,454
                                                     ===================     ====================    ================


                                                             1998                     1997                 1996
                                                       -----------------     --------------------    ----------------

(a)          Balance at beginning of year                201,670,248              177,082,291           191,981,608
               Additions:
                Acquistions                                        0               23,417,474            10,713,722
                Improvements, etc.                         5,827,888                1,170,483               550,050
               Deletions:
                Sale                                     (37,453,081)                       0           (26,163,089)

                                                      ------------------     --------------------    ----------------
             Balance at end of year                      170,045,055              201,670,248           177,082,291
                                                      ==================     ====================    ================

(b)             Net of $1,000,000 settlement received from lawsuit.













                                    THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                           SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                                         DECEMBER 31, 1998
----------------------------------------------------------------------------------------------------------------------------

                                                             GROSS AMOUNT AT WHICH
                                                           CARRIED AT CLOSE OF YEAR
                      ----------------------------------------------------------------------------------------------------------


                                           BUILDING &        1998                                  YEAR OF              DATE
                         LAND             IMPROVEMENTS       SALES            TOTAL              CONSTRUCTION         ACQUIRED
                      -----------          ------------     --------       ------------          ------------       ------------

Properties:

Office Building
Lisle, IL              1,780,000            19,854,707                       21,634,707              1985             Apr., 1988

Garden Apartments
Atlanta, GA            3,631,212            11,970,283                       15,601,495              1987             Apr., 1988

Warehouse
Pomona, CA             4,545,839            19,248,659     (23,794,498)               0              1987             Apr., 1988

Retail Shopping Center
Roswell, GA            9,479,089            22,793,538                       32,272,627              1988             Jan., 1989

Office Building
Morristown, NJ         2,868,660            16,540,830                       19,409,490              1981             Aug., 1988

Office/Warehouse
Bolingbrook, IL        1,373,199             7,574,829                        8,948,028              1989             Feb., 1990

Garden Apartments
Farmington Hills, MI   1,897,400            11,761,183     (13,658,583)               0              1989             Feb., 1990

Garden Apartments
Raleigh, NC            1,623,146            14,199,536                       15,822,682              1995             Jun., 1995

Office Building
Nashville, TN          1,797,327             6,650,699                        8,448,026              1982             Oct., 1995

Office Park
Oakbrook Terrace, IL   1,313,821            11,631,545                       12,945,366              1988             Dec., 1995

Office Building
Beaverton, OR            816,415             9,912,203                       10,728,618              1995             Dec., 1996

Industrial Building
Salt Lake City, UT       582,457             4,805,676                        5,388,133              1997             Jul., 1997

Industrial Building
Aurora, CO             1,338,175             7,965,996                        9,304,171              1997             Sep., 1997

Office Complex
Brentwood, TN          2,425,000             7,116,711                        9,541,711              1987             Oct., 1997

                    ----------------       -------------  -------------   -------------
                      35,471,740           172,026,396     (37,453,081)     170,045,055
                    ================       =============  =============   =============




          THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
           SCHEDULE III - REAL ESTATE OWNED: INTEREST IN PROPERTIES
                               DECEMBER 31, 1998
 ----------------------------------------------------------------------------------------------


                                                        1998           1997            1996
                                                     ----------    ----------       ----------
Balance at beginning of year                          $   0       $ 6,133,157      $6,133,157
 Additions:
  Acquistions                                             0                 0               0
  Improvements, etc.                                      0                 0               0
 Deletions:
  Sale                                                    0        (6,133,157)              0

                                                 -----------      -----------      ----------
Balance at end of year                                $   0       $         0      $6,133,157
                                                 ===========      ===========      ==========

                                     II-11